Exhibit 23.2

Chairman

James W. Boyd

President and CEO

John T. Boyd II

Managing Director and COO

Ronald L. Lewis

Vice Presidents

Richard L. Bate

Robert J. Farmer

James F. Kvitkovich

Russell P. Moran

Donald S. Swartz

John L. Weiss

William P. Wolf

Managing Director - Australia

Ian L. Alexander

Managing Director - China

Jisheng (Jason) Han

Managing Director – South America

Carlos F. Barrera

Assistant to the President

Mark P. Davic

Pittsburgh

4000 Town Center Boulevard, Suite 300

Canonsburg, PA 15317

(724) 873-4400

(724) 873-4401 Fax

jtboydp@jtboyd.com

Denver

(303) 293-8988

jtboydd@jtboyd.com

Brisbane

61 7 3232-5000

jtboydau@jtboyd.com

Beijing

86 10 6500-5854

jtboydcn@jtboyd.com

Bogota

+57-3115382113

jtboydcol@jtboyd.com

www.jtboyd.com

March 3, 2014

File: 3288.19

CONSENT OF JOHN T. BOYD COMPANY

As mining and geological consultants, we hereby consent to the use by Oxford Resource Partners, LP (the "Registrant") in connection with its Registration Statement on Form S-8 and any amendments thereto, and to the incorporation by reference in the Registrant's Registration Statement on Form S-8 (No. 333-168454) and any amendments thereto, of information contained in our report dated February 17, 2013, addressed to the Registrant, relating to estimates of coal reserves of the Registrant located in Northern Appalachia and the Illinois Basin. We also consent to the reference to John T. Boyd Company in those filings and any amendments thereto.

JOHN T. BOYD COMPANY

By:

/s/ Ronald L. Lewis

Ronald L. Lewis

Managing Director and COO